Exhibit 10.2

EXHIBIT A

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-33-4852827	Date of Issuance
$ 2,000,000	29th July 2025

FOR VALUE RECEIVED, XCF Global, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of EEME Energy SPV I LLC (the “Holder”), the principal sum of $2,000,000 (two million dollars), together with interest thereon from the date of this Note. Interest will accrue at a simple rate of 13.3% per annum. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Convertible Note Purchase Agreement dated 29th July, 2025, by and between the Company and the Holder (the “Purchase Agreement”), the principal and accrued interest, if any, of this Note will be due and payable by the Company on the Maturity Date.

This Note is one of a series of Notes issuable pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The Company, at its option, may prepay the principal, together with accrued interest, of the Note at any time prior to the Maturity Date.

2. Security. This Note is a general unsecured obligation of the Company.

3. Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4.1 of the Purchase Agreement; provided, however, that certain interest payments will automatically convert to Interest Payment Conversion Shares in accordance with the terms of Section 4.2 of the Purchase Agreement.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

6. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

8. Transfer of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

9. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company, this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default:”

(a) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

10. Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

11. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE CONVERSION SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE COMPANY AND THE HOLDER AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH OF THE COMPANY AND THE HOLDER HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

XCF GLOBAL, INC.

By	/s/ Simon Oxley
Name:	Simon Oxley
Title:	CFO

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EXHIBIT B

Ilustrative of US$2,000,000 Initial Closing (29th July 2025)

Example of the initial closing treatment for US$2 million as of 29th July 2025:

	Assumed Share price	XCF Global Shares Issued
Optional conversion of US$2 million	5 day average VWAP (07/23/2025 0 07/29/2025) $1.76 per Share (10% discount to 5 day VWAP = $1.58 per share)	1,262,620
Interest payment conversion at initial close		167,930
Arrangement Fee		750,000
Advisory Fee		200,000
TOTAL		2,380,550

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